EXHIBIT 23


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No.(s) 33-60498, 33-61820, 33-50911, 33-52189, 33-
54923, 33-55595 and 33-57737 of General Instrument Corporation on Form(s) S-8 of our report dated June 19, 1995 appearing in and incorporated by reference in this Annual Report on Form 11-K of General Instrument (Puerto Rico), Inc. Savings Plan for the ten-month period ended December 31, 1994.




/s/Deloitte & Touche LLP
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DELOITTE & TOUCHE LLP


Parsippany, New Jersey
June 19, 1995